UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2008

Hexion Specialty Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 23, 2008, Hexion Specialty Chemicals, Inc. (“Hexion” or the “Company”), Hexion U.S. Finance Corp. (“Hexion Finance”) and Hexion Nova Scotia Finance, ULC (together with Hexion Finance, the “Issuers”) entered into a supplemental indenture dated as of October 23, 2008 (the “Supplemental Indenture”) to the Indenture dated as of November 3, 2006, by and among the Company, the Issuers, each of the guarantors party thereto and Wilmington Trust Company, as Trustee, pursuant to which the Second-Priority Senior Secured Floating Rate Notes Due 2014 (the “Floating Rate Notes”) and the 9 3/4% Second-Priority Senior Secured Notes due 2014 (together with the Floating Rate Notes, the “Notes”) were issued (as amended, the “Indenture”).

The Supplemental Indenture was entered into in connection with the tender offers and consent solicitations by Nimbus Merger Sub Inc. (“Nimbus”), a wholly owned subsidiary of the Company, with respect to the Notes, which were commenced on October 8, 2008. The Supplemental Indenture amends the Indenture governing the Notes to, among other things, eliminate substantially all of the restrictive covenants and certain events of default and related provisions contained in the Indenture and delete all references to collateral in the Indenture and the Notes. The amendments will not, however, become operative until the Notes tendered in the tender offer and consent solicitation are accepted for purchase by Nimbus pursuant to the terms of the tender offer and consent solicitation.

A copy of the Supplemental Indenture attached hereto as Exhibit 4.1 is incorporated herein by reference.

Item 8.01	Other Events.

On October 23, 2008, Hexion issued a press release announcing (i) the execution of the supplemental indentures in connection with the tender offers and consent solicitations and (ii) the pricing terms of the tender offers and consent solicitation with respect to the notes tendered. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	The exhibits listed below and in the accompanying Exhibit Index are furnished as part of this Current Report on Form 8-K.

Exhibit	Description
4.1	First Supplemental Indenture, dated as of October 23, 2008, by and among Hexion U.S. Finance Corp., Hexion Nova Scotia Finance, ULC, Hexion Specialty Chemicals, Inc., the guarantors party thereto and Wilmington Trust Company, supplementing that certain Indenture dated as of November 3, 2006, pursuant to which the Second-Priority Senior Secured Floating Rate Notes Due 2014 and the 9 3/4% Second-Priority Senior Secured Notes due 2014 were issued.

99.1	News Release dated October 23, 2008 titled, “Hexion Specialty Chemicals, Inc. Announces Pricing of Tender Offers For, and Execution of Supplemental Indentures With Respect to, Certain of its Outstanding Notes and Outstanding Notes of Huntsman International Inc.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.

Date: October 23, 2008	By:	/s/ William H. Carter
William H. Carter
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	First Supplemental Indenture, dated as of October 23, 2008, by and among Hexion U.S. Finance Corp., Hexion Nova Scotia Finance, ULC, Hexion Specialty Chemicals, Inc., the guarantors party thereto and Wilmington Trust Company, supplementing that certain Indenture dated as of November 3, 2006, pursuant to which the Second-Priority Senior Secured Floating Rate Notes Due 2014 and the 9 3/4% Second-Priority Senior Secured Notes due 2014 were issued.

99.1	News Release dated October 23, 2008 titled, “Hexion Specialty Chemicals, Inc. Announces Pricing of Tender Offers For, and Execution of Supplemental Indentures With Respect to, Certain of its Outstanding Notes and Outstanding Notes of Huntsman International Inc.”